1940 Act File No.811-08519

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X
                                                                -------

    Amendment No.   17  ....................................       X
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                              FEDERATED CORE TRUST

             (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                            Federated Investors Tower
                               1001 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)
              (Notices should be sent to the Agent for Service)


                                   Copies To:

Matthew G. Maloney, Esquire
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L. Street, NW
Washington, DC 20037





Pursuant to Rule 8b-23, Registrant wishes to incorporate by reference Part A, Part B and Part C, which were previously filed by the Registrant under rule 8b-16 as Amendment No. 16 on January 10, 2006.




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FEDERATED CORE TRUST

Federated Government Pool
Federated Inflation-Protected Securities Core Fund
Federated Mortgage Core Portfolio
Federated Prime Pool
High-Yield Bond Portfolio

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SUPPLEMENT TO CURRENT PROSPECTUSES

A Special Meeting of the shareholders of Federated Core Trust (the "Trust"), will be held on June 30, 2006 at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (Eastern time). At this meeting, shareholders will be asked to vote on the proposal described below. If approved by shareholders, these changes will take effect at the close of business on June 30, 2006. Shareholders will be notified if the proposal is not approved. Please keep this supplement for your records.

      (1) To elect six (6) Trustees of the Trust, each to hold office for the term indicated; and

       (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

For more information on the above, please request a copy of the Trust's proxy statement.

                                                                    June 7, 2006





[Federated Logo]
Federated Core Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
FederatedInvestors.com






Federated Securities Corp., Distributor

Cusip 31409N309
Cusip 31409N507
Cusip 31409N200
Cusip 31409N408
Cusip 31409N101

34785 (5/06)


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 2nd day of June 2006.

                              FEDERATED CORE TRUST

                        BY: /s/ Kary A. Moore
                        Kary A. Moore, Assistant Secretary
                        June 1, 2006